UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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□Preliminary Proxy Statement

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□Definitive Proxy Statement

[×]Definitive Additional Materials

□Soliciting Material Pursuant to §240.14a-12

EVANS BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 28, 2019

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 25, 2019

On March 21, 2019, Evans Bancorp, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) for its 2019 Annual Meeting of Stockholders (the “Annual Meeting”) with the Securities and Exchange Commission (the “SEC”).  The Annual Meeting will be held at the headquarters of the Company at One Grimsby Drive, Hamburg, NY 14075, on Thursday, April 25, 2019 at 9:00 a.m.

The Company is filing this supplement in order to supplement the information provided in Proposal II, relating to approval of the Company’s 2019 Long-Term Equity Incentive Plan (the “Equity Plan”).  The updated disclosure is provided below.  Except as specifically revised by the information contained herein, this supplement does not modify, amend or otherwise affect any of the other information set forth in the Proxy Statement.

The following language is added to p.28 of the Proxy Statement, at the end of the paragraph under the subheading “Eligibility”:

As of the date of the Proxy Statement, there were 321 employees and 11 non-employee directors eligible to participate in the Equity Plan.

If you have already voted your shares and do not wish to change your vote on Proposal II, no further action is necessary.  You do not need to submit a new proxy card unless you wish to change your vote on Proposal II.  All validly executed proxy cards indicating a vote for or against Proposal II will be deemed to constitute a vote for or against approval of Proposal II as supplemented hereby.  If you have already voted your shares and you wish to change your vote on any matter, you may revoke your proxy before it is voted at the Annual Meeting in the manner described in the Proxy Statement.  If you beneficially own shares held in street name, you may submit new voting instructions by contacting your broker, bank or other nominee.  You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the Proxy Statement.

This supplement should be read in conjunction with the Company’s Proxy Statement as filed with the SEC on March 21, 2019.  From and after the date of this supplement, any references to the “Proxy Statement” shall be deemed to include the Proxy Statement as supplemented hereby.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON APRIL 25, 2019:

This supplement, the Company’s Proxy Statement and the Company’s 2018 Annual Report, which includes our Annual Report on Form 10-K filed with the SEC, are available on the Company’s website at www.evansbancorp.com.